UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     July 22, 2008

SEMOTUS SOLUTIONS, INC.

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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

718 University Ave., Suite 202 Los Gatos, CA                                                                                                        95032
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         (Address of Principal Executive Offices)                                                                                                          (Zip Code)

(408) 399-6120
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(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On July 22, 2008, Flint Telecom, Ltd. (“Flint”) requested the conversion of 100% of its convertible promissory note issued on April 23, 2008, which includes the entire outstanding principal amount of $200,000 and all accrued interest up to and including July 22, 2008, which comes to a total of $204,000, into restricted common shares of Semotus Solutions, Inc. at a conversion price equal to $0.275 per share, which equals a total of 741,818 shares of our restricted common stock.

The securities issued pursuant to this conversion have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.  The appropriate restrictive legend was placed on the certificate and stop transfer instructions were issued to the transfer agent.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------	Location ---------------
2.1	Investment Agreement by and among Semotus Solutions, Inc. and Flint Telecom, Ltd. dated April 23, 2008.	Incorporated by reference to Exhibit 2.2 of Registrant’s Form 8-K filed on April 29, 2008.
4.1	Convertible Promissory Note dated April 23, 2008.	Incorporated by reference to Exhibit 4.1 of Registrant’s Form 8-K filed on April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date:   July 23, 2008                                                                           By:  /s/ Anthony N. LaPine
Anthony N. LaPine,
Chief Executive Officer